Exhibit 23.B
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-127797 and 333-134406) and Form S-8 (File Nos. 333-127951, 333-126599, 333-126597, 333-96959, 333-26813, 333-26831, 333-26823, 033-46519, 033-49956, 033-51851, 033-57553, 033-51853, 333-75781, 333-78949, 333-78951, 333-78979, 333-94717, 333-94719, 333-64240, 333-31060) of the following reports which appear in this Form 10-K:
•	Our report dated March 2, 2006, except for the eleventh paragraph of Note 2, as to which the date is May 10, 2006, and the tenth paragraph of Note 2, as to which the date is February 26, 2007, relating to the consolidated financial statements and financial statement schedule of El Paso Corporation.
•	Our report dated February 23, 2007 relating to the financial statements of Four Star Oil & Gas Company.
•	Our report dated February 26, 2007 relating to the consolidated financial statements of Citrus Corporation.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 26, 2007